Exhibit 99.1

BIOMET, INC. ANNOUNCES UPDATE ON REVIEW OF HISTORICAL STOCK
OPTION GRANTING PRACTICES

Company Also Announces Leadership Changes and Required Restatement

Warsaw, IN . . . March 30, 2007 (NASDAQ:BMET)

Biomet, Inc. today announced the preliminary findings of a special committee formed by the Board of Directors to conduct an independent investigation of Biomet’s stock option grants for the period from 1996 to the present, and the actions it is taking in response to the preliminary findings of the investigation, including changes in its executive management.  Gregory D. Hartman, Senior Vice President — Finance, Chief Financial Officer and Treasurer, and Daniel P. Hann, Executive Vice President of Administration and a Director, retired from the company today but will serve as consultants to the company to ensure a smooth transition of business operations and financial matters.  Additional information about the severance and consulting arrangements with Messrs. Hartman and Hann is contained in Biomet’s current report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) later today.

Biomet also announced the appointment of J. Pat Richardson as Vice President – Finance and Interim Chief Financial Officer and Treasurer effective April 11, 2007.  The Board has initiated an active search for a permanent Chief Financial Officer and Treasurer for the Company with the assistance of an executive search firm.

Jeffrey R. Binder, President and Chief Executive Officer of Biomet, commented, “The transition of senior officers presents a significant challenge for any organization.  However, we have a talented executive team in place and I am highly confident in our ability to move forward successfully.”

Dan Hann stated, “I am leaving the company well positioned in the market and in very capable hands.  As a consultant to the company, I will ensure a smooth transition for our team members and shareholders.  I am proud of the success that Biomet has achieved during my 18-year tenure, establishing itself as a leader in our market.”

Review of Historical Stock Option Granting Practices

As previously disclosed in the Current Report on Form 8-K filed by Biomet, Inc. (“Biomet” or the “Company”) on December 18, 2006, following the publication of an analyst report suggesting that certain historical grants of stock options by the Company took place on dates where Biomet’s stock price was trading at relatively low prices and the filing of two shareholder derivative lawsuits alleging improper “backdating” of stock options, Biomet’s Board of Directors (the “Board”) formed a special committee

(the “Special Committee”) to conduct an independent investigation of Biomet’s stock option grants for the period from 1996 to the present and to determine whether Biomet had any claims arising out of any inappropriate stock option backdating and, if so, whether it was in the best interest of Biomet and its stakeholders to pursue any such claim.  The Special Committee retained independent counsel to advise it in connection with and to conduct its investigation.  Counsel to the Special Committee also hired independent accountants to assist in the investigation.

On March 30, 2007, Biomet announced an updated report from the Special Committee presented by counsel to the Special Committee and the independent accountants retained by counsel to the Special Committee.  Based upon an analysis of this updated report and relevant accounting literature, including Staff Accounting Bulletin No. 99, the Audit Committee determined on March 30, 2007 that the Company should amend its Annual Report on Form 10-K for the fiscal year ended May 31, 2006 and Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2006 to reflect the restatement of the consolidated financial statements and related disclosures reflected therein.  In light of the Special Committee’s preliminary report discussed below, the Company’s previously issued financial statements and any related reports of its independent registered public accounting firm should not be relied upon. The Company believes, based upon the Special Committee’s preliminary report, that the impact of the restatement will not be quantitatively material to any prior period financial statements.

Our Audit Committee has discussed these matters with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Both the Company and its independent registered accounting firm are communicating regularly and have commenced the work that will be necessary for the restatement with the objective of completing the work required to file the restatement discussed above and Biomet’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2006 as soon as possible.

While the investigation of the Special Committee is not complete, based upon the investigative team’s review of an extensive collection of documents, interviews of more than two dozen individuals, and analysis of approximately 17,000 grants to purchase approximately 17,000,000 Biomet common shares on over 500 different grant dates over the 11-year period from 1996 through 2006, the Special Committee reported the following preliminary findings to the Board of Directors:

•      the Company’s administration of its various stock option plans disregarded the terms of those option plans;

•      most of the options issued during the 11-year period from 1996 through 2006 were not priced at the fair market value on the date of their respective grants;

•      there was opportunistic misdating and mispricing of options in order to take advantage of lower exercise prices;

•      the Company failed to maintain adequate books and records concerning its stock option grants;

•      there were inadequate internal controls over the issuance and accounting for stock option grants;

•      the relevant accounting and legal rules regarding option plans and their administration were not followed;

•      Biomet failed to adequately staff and devote appropriate resources to the administration of its stock option plans; and

•      as a result of these deficiencies, Biomet’s public filings with regard to stock options were inaccurate.

The Special Committee also reported that members of senior management were aware of the practice of dating options on a date other than the date on which final action regarding the option occurred, and that certain members of senior management, namely the Company’s Chief Financial Officer and General Counsel during the period, were or should have been aware of certain accounting and legal ramifications, respectively, of issuing an option with an exercise price lower than the fair market value on the date of issuance.

The Special Committee reported that it had calculated, on a preliminary basis, that the collective difference between the exercise price at which the options in question should have been issued less the exercise price at which such options were improperly issued (the “Issuance Spread”) plus other non-employee option related expenses was approximately $50 million over the 11-year period in question.  By this same measure, the preliminary results indicate that the Issuance Spread in each year averaged less than $5 million per year, with nine out of the 11 periods under $5 million per year and the other two periods at approximately $9 million (2001) and $12 million (2000). Biomet expects that a substantial portion of the additional compensation expense resulting from this issue will be non-cash in nature.  The amounts reported above in this paragraph:

•      are solely based on preliminary information provided to the Company by the Special Committee and are subject to further analysis by the Special Committee and its counsel and independent accountants, the Company and the Company’s independent registered public accounting firm, and

•      have not yet been verified or confirmed by the Company and the Company’s independent registered public accounting firm and, therefore, no assurances can be provided by the Company that the amounts will not change.

Additional compensation expense with respect to the Issuance Spread should have been included in Biomet’s financial statements but the Company has not determined the amount of the expense or the period in which the expense will be reported.  This determination depends, in part, on completion of an option-by-option analysis of the period in which each option was granted and was vested or forfeited.  This determination is likely to shift Issuance Spread created in one period into compensation expense spread out over later periods.  This analysis will reduce the overall amount of Issuance Spread that will be added to additional compensation expense in the Company’s financial reports for the 11-year period and a portion of the compensation expense relating to options with Issuance Spread that had not vested by May 31, 2006 will be recognized in accounting periods after May 31, 2006.  The Company’s reported income before income taxes, prior to any adjustments as a result of the investigation into historical stock option granting practices, for the 11-year period in question ranged from $149.7 million in fiscal 1996 to $611.2 million in fiscal 2006.

A significant component in the Special Committee’s estimate of Issuance Spread and thus potential additional compensation expenses is the appropriate “measurement date” ultimately used to determine the fair market value of Biomet’s common shares on the grant date of each option award.  As noted above the Special Committee’s preliminary findings included that the Company failed to maintain adequate books and records concerning stock option grants.  Neither the Company nor the Company’s independent registered public accounting firm have confirmed their agreement with the measurement dates selected by the Special Committee in preparing its preliminary report or the total additional compensation expense that will ultimately be required to be recognized by the Company.  Furthermore, neither the Special Committee, the Company nor the Company’s independent registered public accounting firm, has performed a “sensitivity analysis” to determine the impact of alternate measurement dates upon the Special Committee’s preliminary estimate of potential additional compensation expense.

As a result of the foregoing (and other developments that may arise out of this review), certain of Biomet’s financial statements will be subject to changes and adjustments.  These changes and adjustments may include:

•      an increase in compensation expense to reflect the intrinsic value of options on the measurement date;

•      a decrease in net income as a result of the increase in compensation expense;

•      an increase in paid-in-capital as option-related compensation expense increases paid-in-capital;

•      a decrease in retained earnings because net income decreases;

•      a limitation on the amount of the deduction from taxable income for option-related compensation;

•      a decrease in earnings per share due to a decrease in net income;

•      an increase in litigation expense; and

•      there may be related tax effects, other expenses incurred and other adjustments recorded as a result of the restatement.

In response to the Special Committee’s preliminary report, all current members of the Board agreed that, with respect to misdated or mispriced stock option awards to the current directors on or after January 1, 1996 which had not yet been exercised, the exercise price of such unexercised stock option awards would be increased to the fair market value of the Company’s common shares on the measurement date applicable to such award.  In addition, the current members of the Board agreed that, with respect to misdated or mispriced stock option awards to the current directors on or after January 1, 1996 which had previously been exercised, such directors would at a future date remit to the Company an amount equal to the excess, if any, of the fair market value of the Company’s common shares on the measurement date for such award over the exercise price of such award.  The Company and the Special Committee are continuing to consider various matters, including other potential remedial measures.  The Board will continue to be actively involved in reviewing information received from the Special Committee and determining the appropriate actions to be taken by the Company with respect to this matter.  Because the Company’s option review and Ernst & Young LLP’s audit or review of the results thereof have not been completed, it is possible that additional issues may be identified for one or more of the periods under review.

The Company has voluntarily updated the staff of the Securities and Exchange Commission on the Special Committee’s preliminary findings.

Form 8-K Filed Today by Biomet

The Company will file later today a current report on Form 8-K with the SEC which includes information supplemental to this press release.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products.  Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in more than 100 countries.

For further information contact Greg W. Sasso, Senior Vice President, Corporate Development and Communications at (574) 372-1528 or Barbara Goslee, Director, Corporate Communications at (574) 372-1514.

Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  Although Biomet believes that the assumptions, on which the forward-looking statements contained herein are based are reasonable any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events.  There can be no assurance that the forward-looking statements contained herein will prove to be accurate.  Some of the factors that could cause actual results and forward-looking statements contained herein to differ include:  the results and related outcomes of the Special Committee’s review of Biomet’s historical stock option granting practices including: the impact of any tax consequences, including any determination that Biomet’s filed tax returns were not true, correct and complete, the impact of any determination that some of the options may not have been validly issued under the stock option plans, the impact of the restatement of Biomet’s financial statements or other actions that may be taken or required as a result of the Special Committee’s review, the impact of the determination that certain of Biomet’s financial statements were not prepared in accordance with GAAP and/or the required reporting under the applicable securities rules and regulations, the impact of any determination of the existence of any significant deficiencies and/or material weaknesses in Biomet’s internal controls and/or of the need to reevaluate certain of the findings and conclusions in Management’s Report on Internal Controls, the consequences of any determination that Biomet’s disclosure controls and procedures required by the Securities Exchange Act were not effective, the impact of the inability of Biomet to timely file reports or statements with the Securities and Exchange Commission and distribute such reports or statements to its shareholders, and the impact of any determination that some of Biomet’s insurance policies may not be in full force and effect and/or that Biomet may not be in compliance with the terms and conditions of the policies; litigation and governmental investigations or proceedings which may arise out of Biomet’s stock option granting practices or the restatement of Biomet’s financial statements; the inability to meet NASDAQ requirements for continued listing; any conditions imposed in connection with the merger agreement or otherwise required to consummate the proposed merger between Biomet and the private equity consortium, including the availability of certain financial information; approval of the merger by Biomet’s shareholders; satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement with the private equity consortium; the success of Biomet’s principal product lines and reorganization efforts with respect to its EBI operations; Biomet’s ability to develop and market new products and technologies in a timely manner; and other risk factors as set forth from time to time in Biomet’s filings with the Securities and Exchange Commission.  The inclusion of a forward-looking statement herein should not be regarded as a representation by Biomet that Biomet’s objectives will be achieved.  Biomet undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger and required shareholder approval, Biomet filed with the SEC a preliminary proxy statement.  Biomet’s shareholders are urged to read the preliminary proxy statement, and the definitive proxy statement when it becomes available, because the preliminary proxy statement contains, and the definitive proxy statement will contain, important information about the acquisition and Biomet. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain additional details on the transaction as well as free copies of the documents filed with the SEC by Biomet by going to Biomet’s Investor Relations page on its corporate website at http://www.biomet.com.

Biomet and its officers and directors may be deemed to be participants in the solicitation of proxies from Biomet’s shareholders with respect to the merger. Information about Biomet’s executive officers and directors and their ownership of Biomet stock is set forth in the preliminary proxy statement, which was filed with the SEC on January 30, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Biomet and its respective executive officers and directors in the merger by reading the preliminary proxy statement filed with the SEC and definitive proxy statement when it becomes available.

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